DEFERRED COMPENSATION DEFERRAL AND CONVERSION OPTION AGREEMENT

THIS DEFERRED COMPENSATION DEFERREAL AND CONVERSION OPTION AGREEMENT (this "Agreement"), is entered into as of March 27, 2013, by and between PAUL J TRAVERS, a senior office of Vuzix Corporation, with the titles of President and Chief Executive Officer (“Executive”) and VUZIX CORPORATION, a Delaware corporation (“Company”).

WHEREAS, the parties entered into various letters and agreements of employment and understandings between the periods of May 2000 to December 31, 2008 where the Executive was to receive a regular payment of salary as compensation for his services and

WHEREAS, due to the Company’s cash flow at various times not all monies owed were paid when due pursuant to such letters and agreements, but were accrued along with an annual interest of 8%;

WHEREAS, the unpaid salary amounts as of June 2009 were $246,632 along with accrued interest of $128,290;

WHEREAS, pursuant to the Company’s initial public offering (the “IPO”), the Company caused the Executive to agree that all outstanding amounts would remain unpaid and further deferred until after the first anniversary of the closing of the IPO, which amounts remain unpaid as of the date of this Agreement;

WHEREAS, the parties entered into an employment agreement dated August 2009 (the “Employment Agreement”) pursuant to which the Executive is entitled to receive a base minimum salary of $175,000 per annum, which was to increase by a minimum of $100,000 to $300,000, effective immediately upon the closing of the Company’s IPO;

WHEREAS, the Company notified the Executive that it did not raise enough funds in its IPO to begin paying in cash to the Executive his contractual post-IPO minimum salary of $275,000 per annum and that it had to defer the payment of the required $100,000 per annum increase for calendar 2010, and annually thereafter, until such time as it can financially afford to make such payments on a regular basis;

WHEREAS, the Company confirms to Executive that the outstanding balance of the total unpaid salary amount as of December 31, 2012 was $815,168, consisting of $546,632 and unpaid accrued interest totaling $268,536, collectively referred to herein as “Deferred Compensation; and

WHEREAS, in order to attract new investors, meet minimum listing requirements for the Company’s shares of common stock on additional public stock exchanges and make financing opportunities more attractive to potential investors, the Company has requested that the Executive agree to (i) defer making a payment demand regarding the Deferred Compensation until April 1, 2014, and (ii) at his discretion convert, in whole or in part, the Deferred Compensation into shares of the Company’s common stock, par value $.001 per share ("Common Stock"), pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.	DEFERRAL OF PAYMENT.

a.	The Company and Executive acknowledge that the Company does not have sufficient free cash flow to commence a repayment of the Deferred Compensation amounts owed on the date of this Agreement.
b.	The Company will continue to accrue interest at 8% per annum, compounded monthly on all amounts of Deferred Compensation owing.

c.	The Company agrees that commencing on April 1, 2014 it will begin equal monthly repayments (principal and interest) of the Deferred Compensation amounts owed to the Executive which has not been converted, over a maximum of 12 months.

2. DEFERED COMPENSATION CONVERSION.

(a) Executive may, subject to the conditions set forth herein, convert, in whole or in part, any unpaid portion of the Deferred Compensation into shares of Common Stock (such shares to be issued to the Executive, the "Conversion Shares") at a conversion price equal to the per share offering price of the Company’s shares in its proposed secondary offering underwritten by Aegis Capital, as further described in Section 5 (b), and subject to the approval of the TSX Venture Exchange (“TSXV”).

(b) The Company shall comply with all applicable legal requirements and take such other actions as may be necessary to effectuate the Deferred Compensation conversion at the Executive’s option, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary regulatory and third party consents.

(c) Subject to the terms and conditions set forth herein, this Agreement will become effective on the day that the Company shall have obtained the necessary approvals for the listing of its Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of the securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

(d) In the event that as a result of the Deferred Compensation conversion, fractions of shares would be required to be issued, such fractional shares shall be rounded up to the nearest whole share. The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Deferred Compensation Conversion.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Executive as follows:

(a) As of the date hereof, the Company has 700,000,000 shares of Common Stock authorized, of which 3,536,865 shares of Common Stock are issued and outstanding, and 500,000 shares of preferred stock authorized, of which no shares are issued and outstanding. As of the date hereof, the Company has reserved for issuance 849,371 shares of Common Stock (as may be adjusted for reclassifications, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole) upon exercise of all outstanding options and warrants. All of the issued and outstanding shares of the Company's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion Shares to be issued and delivered to Executive upon conversion, if any, of the Deferred Compensation have been duly authorized and when issued upon such Deferred Compensation conversion and in accordance with this Agreement, will be validly issued, fully-paid and non-assessable. The Conversion Shares will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by laws relating to bankruptcy or insolvency, laws affecting the rights of creditors generally and principles of equity, and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c) None of the Company's Certificate of Incorporation, as amended, or Bylaws, any agreement to which the Company is a party, or the laws of Delaware, restrict the Company's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or would limit any of Executive's rights following consummation of the transactions contemplated by this Agreement.

(d) The Company has delivered or made available through EDGAR and SEDAR to Executive prior to the execution of this Agreement true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the U.S Securities and Exchange Commission (“Commission” or “SEC”) since December 10, 2009. Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made, and the Company has made all required SEC Filings.

(e) Since January 1, 2012 and except as disclosed in the SEC Filings, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as could not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.

(f) No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EXECUTIVE. Executive represents, warrants and covenants to the Company as follows:

(a) Executive has full legal power to execute and deliver this Agreement and to perform his obligations hereunder. All acts required to be taken by Executive to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of Executive enforceable in accordance with its terms, except to the extent limited by laws relating to bankruptcy or insolvency, laws affecting the rights of creditors generally and principles of equity.

(b) Executive has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in his judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(c) Executive is relying solely on the representations and warranties contained in Section 3 hereof, the information contained in the SEC Filings and in certificates delivered hereunder in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made to Executive by the Company or its officers, directors, employees or agents.

(d) Executive understands that if he elects to convert the Deferred Compensation, in whole or in part, the Conversion Shares that he will be purchasing are "restricted securities" under U.S. federal securities laws inasmuch as they will be acquired by him from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Conversion Shares may be resold without registration only in certain limited circumstances. The certificates evidencing the Conversion Shares will bear an appropriate legend regarding these restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VUZIX CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Without prior written approval of TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of THE TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until the date that is four months plus a day after the date of conversion.

(e) In the absence of an effective registration statement covering the Conversion Shares, the Conversion Shares may only be resold only in accordance with Regulation S, or in a transaction otherwise exempt from registration. Executive will not make any direct or indirect disposition, sale, transfer, pledge, hedge (including by way of short selling) or otherwise encumber ("Transfer") all or any portion of the Conversion Shares unless (a) there is a registration statement declared effective by the SEC under the Securities Act with respect to the Conversion Shares to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the Securities Act and no proceedings for that purpose have then been instituted or (b) the Transfer is made under a valid exemption to registration under the Securities Act.

5. CONDITIONS.

(a) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of Executive set forth in Section 4 hereof shall be true and correct on and as of the Closing Date and a certificate certifying such shall be delivered.

(ii) All proceedings to be taken by Executive in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Executive shall have been obtained in form and substance reasonably satisfactory to the Company.

(iv) All regulatory authorizations, approvals, including approval of the TSXV, or permits that are required for the issuance of the Conversion Shares have been obtained.

(v) Before June 30, 2013, the Company shall have obtained the necessary approvals for the listing of its Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of its securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

(b) The obligations of Executive to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct on and as of the Closing Date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals, or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or Executive shall have been obtained in form and substance reasonably satisfactory to Executive.

(iii) On or before June 30, 2013, the Company shall have obtained the necessary approvals for the listing of its Common Stock on the NASDAQ Capital Market and shall have consummated a public offering of its securities as described in its Registration Statement on Form S-1, filed with the SEC on December 21, 2012.

6. REGISTRATION.

(a) The Executive shall have the right to require the Company to register the Conversion Shares issuable upon the conversion of the Deferred Compensation in one (1) or more piggy-back registrations and/or in one (1) demand registration. The Company shall provide notice to the Executive of any registration of its securities not less than thirty (30) days prior to any filing of a registration statement. Upon the Company’s receipt of any notice from the Executive that the Executive has requested a piggyback registration or demand registration in accordance with its rights hereunder, the Company shall use its best efforts to (a) in respect of a piggyback registration, including the Conversion Shares issuable upon conversion of the Deferred Compensation in the contemplated registration by the Company (subject to underwriters’ cutbacks), or (b) in respect of a demand registration, (i) file a registration statement to register the Conversion Shares issuable upon conversion of the Deferred Compensation not less than forty-five (45) days following the date on which the Company receives such request for a demand registration, and (ii) use its reasonable efforts to cause such registration statement to go effective not less than one hundred twenty (120) days following the date on which the Company receives such request for demand registration. Upon any registration contemplated hereunder, the Company shall bear the entire expense of such registration, and shall indemnify the Executive for any inaccuracies or omissions contained in such registration statement (other than such inaccuracies or omissions which directly arise from the information provided by the Executive).

(b) With a view to making available to Executive the benefits of certain rules and regulations of the SEC which may permit the sale of the Conversion Shares to the public without registration, the Company shall use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing Date;

(c) The Company shall take all commercially reasonably action to cause the Conversion Shares to be listed on the NASDAQ Capital Market or the TSXV within 15 days of their issuance;

(d) If the registration so proposed by the Company involves an underwritten offering of the securities so being registered for the account of the Company, to be distributed by or through one or more underwriters of recognized standing, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Conversion Shares which Executive has requested the Company to register and otherwise concurrently with the securities being distributed by such underwriters will materially and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish Executive with a copy of such opinion, and by providing such written notice to Executive, Executive may be denied the registration of all or a specified portion of such Conversion Shares (in case of such a denial as to a portion of such Conversion Shares, such portion to be allocated pro rata among Executive and other Executives of similar conversion shares); provided, however, that shares to be registered by the Company for issuance by the Company shall have first priority, registration of Executive’s Conversion Shares hereunder shall have second priority (pro-rata along with all Executives of similar conversion shares), and any other shares being registered on account of other third parties shall have third priority.

(v) The rights granted under this Section 6 shall terminate upon delivery to Executive of an opinion of counsel to the Company reasonably satisfactory to Executive to the effect that such rights are no longer necessary for the public sale of the Conversion Shares without restriction as to the number of securities that may be sold at any one time or the manner of sale.

(e) The rights granted under this Section 6 shall not be transferable.

7. TERMINATION.

(a) This Agreement will automatically terminate in the event the Company becomes insolvent, files for bankruptcy, is the subject of involuntary bankruptcy (which is not dismissed within thirty (30) days of filing), has a receiver appointed, or has its assets assigned or if (i) there is a change in control of the Company as defined in the Executives current employment agreement or (ii) the Company disposes of majority of its assets. In the event of termination of the Agreement pursuant to this provision, all unpaid Deferred Compensation due to the Executive is payable immediately.

(b) This Agreement may be terminated at the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby.

(c) None of events of termination of this Agreement for whatever reason will relieve or terminate the Company’s obligation to pay the Executive any unpaid Deferred Compensation.

8. MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed by facsimile and in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be a contract made under and governed by the substantive laws of the State of New York, without giving effect to its conflicts of law principle.

(d) All obligations of the Company and rights of Executive expressed herein shall be in addition to and not in limitation of those provided by applicable law, or in any other agreements between the parties.

(e) This Agreement shall be binding upon the Company, Executive and their respective successors and assigns, and shall inure to the benefit of the Company, Executive and their respective successors and permitted assigns.

(f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g) If one or more provisions of this letter agreement are held to be unenforceable under applicable law, it shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if it were so excluded and shall be enforceable in accordance with its terms.

(h) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing and executed by both parties hereto.

(i) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect thereto.

(j) The Company shall pay all costs and expenses, including reasonable attorneys' fees, incurred by it or Executive with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or self as of the date first above written.

PAUL TRAVERS (EXECUTIVE)	VUZIX CORPORATION

By: /s/ Paul Travers	By:	/s/ Grant Russell

Name: Paul Travers	Name: Grant Russell

Title: President	Title: CFO & Exec VP

Date: March 27, 2013	Date: March 27, 2013

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